UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2020

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Prospect Street, Suite 210, La Jolla, CA USA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 760-943-1689

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market, LLC
Warrants	ARTLW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 9, 2020, Artelo Biosciences, Inc., a Nevada corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative of the underwriters described in the Underwriting Agreement (the “Underwriter”), pursuant to which the Company issued and sold, in a firm commitment underwritten public offering by the Company (the “Public Offering”), 8,800,000 units (the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock at an exercise price equal to $0.75 per share of Common Stock that expires on October 14, 2025 (referred to individually as a “Warrant” and collectively as the “Warrants”). Each Unit was offered to the public at an offering price of $0.75 per Unit.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option (the “Overallotment Option”) to purchase up to (i) 1,320,000 additional shares of Common Stock and/or (ii) additional Warrants to purchase up to 1,320,000 additional shares of Common Stock, solely to cover over-allotments. The Overallotment Option was exercised in full on October 9, 2020.

The Units were not certificated and the shares of Common Stock and Warrants comprising such Units were immediately separable and were issued separately in the Public Offering. The securities were offered by the Company pursuant to the registration statement on Form S-1 (File No. 333-249083), and each amendment thereto, which was initially filed with the Securities and Exchange Commission (the “Commission”) on September 28, 2020 and declared effective by the Commission on October 8, 2020 (the “Registration Statement”), and an additional registration statement on Form S-1 (File No. 333-249398) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, that became effective automatically on October 9, 2020.

On October 14, 2020, the Public Offering closed, and the Company issued and sold (i) 10,120,000 shares of Common Stock (which includes 1,320,000 shares of Common Stock sold pursuant to the exercise of the Overallotment Option) and (ii) Warrants to purchase 10,120,000 shares of Common Stock (which includes Warrants to purchase 1,320,000 shares of Common Stock sold pursuant to the exercise of the Overallotment Option), pursuant to the Registration Statement and the Underwriting Agreement. The net proceeds to the Company, after deducting the underwriting discount and commissions and estimated offering expenses payable by the Company, were approximately $6.58 million.

Each Warrant is exercisable at a price per share of Common Stock of $0.75 and becomes exercisable on the date that the Company effects an increase in its authorized shares of common stock or a reverse split, in either case in an amount sufficient to permit the exercise in full of the Warrants. The exercise price of the Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s Common Stock. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have entered into lock-up agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriter, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of the Underwriting Agreement. Certain investors in the Public Offering entered into a lock-up and voting agreement whereby each such investor is subject to a lock-up period through October 14, 2020. Additionally, those investors have agreed to vote all shares of Common Stock each beneficially owns, including the shares acquired in this Public Offering, with respect to any proposals presented to the stockholders of the Company at a meeting with a record date prior to the expiration of the lock-up.

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On October 14, 2020, the Company entered into a warrant agency agreement with the Company’s new transfer agent, American Stock Transfer & Trust Company LLC, who will also act as the warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the Public Offering (the “Warrant Agency Agreement”).

The foregoing summaries of the Underwriting Agreement, the Warrants and the Warrant Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Current Report”), which are incorporated herein by reference. The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the parties.

Item 8.01 Other Events.

On October 9, the Company issued a press release announcing that it had priced the Public Offering, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On October 14, 2020, the Company issued a press release announcing the closing of the Public Offering and the full exercise of the Overallotment Option, a copy of which is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

As of the closing date of the Public Offering, the Company has 15,111,587 shares of Common Stock issued and outstanding.

Information contained on or accessible through any website reference in the press releases is not part of, or incorporated by reference in, this Current Report, and the inclusion of such website addresses in this Current Report by incorporation by reference of the press releases is as inactive textual references only.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of October 9, 2020, by and between Artelo Biosciences, Inc. and Ladenburg Thalmann & Co. Inc.
4.1

Form of Warrant to purchase shares of common stock (incorporated by reference to Exhibit 4.2 of Company’s Amendment No. 1 to the Registration Statement on Form S-1 filed on October 6, 2020 (File No. 333-249083)).

4.2	Warrant Agency Agreement.
99.1	Company Press Release dated October 9, 2020.
99.2	Company Press Release dated October 14, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

/s/ Gregory D. Gorgas
Gregory D. Gorgas
President & Chief Executive Officer

Date: October 14, 2020

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